Exhibit 10.3

Second Amendment

to the

Opportunity Bank of Montana

Salary Continuation Agreement

For

Laura Clark

This Second Amendment is adopted this 11th day of October, 2018 by Opportunity Bank of Montana located in Helena, Montana (the “Bank”).

The Bank and Laura Clark (the “Executive”) executed the Salary Continuation Agreement effective as of November 1, 2014, as amended by the First Amendment adopted August 20, 2015 (the “Agreement”).

The undersigned hereby amends the Agreement for the purpose of increasing the benefits provided therein. Therefore, the following changes shall be made:

Section 2.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1. Normal Retirement Benefit. Upon Separation from Service after Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Eleven Thousand Dollars ($11,000) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following Separation from Service and continuing until the Executive’s death.

IN WITNESS OF THE ABOVE, the Bank hereby consents to this Second Amendment.

Opportunity Bank of Montana

By:	/s/ Peter J. Johnson

Title:	President and Chief Executive Officer

Acknowledged:

/s/ Laura Clark
Laura Clark